SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 16, 2006

CHADMOORE WIRELESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-20999	84-1058165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7390 W. SAHARA AVENUE, SUITE 290
LAS VEGAS, NEVADA 89117
(Address of principal executive offices) (Zip Code)

(702) 740-5633
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. OTHER EVENTS.

On October 16, 2006, Chadmoore Wireless Group, Inc., a dissolved Colorado corporation-2002 (“Chadmoore”), initiated a distribution of cash to its shareholders in the aggregate amount of $12,250,000, or $0.172617 per share. The distribution was approved by Chadmoore’s Board of Directors and was made through Chadmoore’s liquidating agent, Computershare Trust Company of Lakewood, Colorado. The cash distribution by Chadmoore is the fourth in what has been a series of distributions over the five-year liquidation period provided for under Colorado law. Following this distribution, Chadmoore has distributed an aggregate of $46,214,000, or $0.668348 per share to its shareholders. Absent any substantial unforeseen additional liabilities or changes in estimated liabilities, Chadmoore expects to make a final distribution in February 2007 of about $1,400,000 or $0.020 per share to its shareholders of record making a total distribution to shareholders over the five-year liquidation period of about $.69 per share. This compares to the distribution amount of $.57 per share estimated at the time the liquidation plan was approved by shareholders.

This report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are denoted by such words as “anticipates,” “approximately,” “hopes,” “about,” “expected,” and similar words or phrases that refer to anticipated future events. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements, including risks related to unexpected liabilities from pending or new litigation, taxes, liquidation costs, or other events. In addition, these forward-looking statements should be considered in the context of other risks and uncertainties as discussed in Chadmoore’s periodic reports and in its proxy statement filings with the SEC. All forward-looking statements are based on information available to Chadmoore on the date hereof. Chadmoore is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHADMOORE WIRELESS GROUP, INC. a dissolved Colorado corporation - 2002 (Registrant)
October 16, 2006 Date	By:/s/ Stephen K. Radusch Name: Stephen K. Radusch Title: Chief Financial and Accounting Officer